UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2011

iCAD, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9341	02-0377419
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 882-5200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Company’s Annual Meeting of Stockholders held on July 19, 2011 the stockholders of the Company entitled to vote at the meeting voted to (i) elect the eight individuals named below to serve as directors of the Company to hold office until the Annual Meeting of Stockholders to be held in 2012 and until their successors have been duly elected and qualified and (ii) ratify the appointment of BDO USA as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.
1)	The votes cast by stockholders with respect to the election of directors were as follows:

		Number of
Names of Nominees	Number of Votes For	Votes Withheld	Broker Non-Votes
Dr. Lawrence Howard	25,104,473	1,214,991	21,004,920
Kenneth Ferry	25,099,017	1,220,447	21,004,920
Dr. Rachel Brem	25,106,051	1,213,413	21,004,920
Anthony Ecock	25,106,081	1,213,383	21,004,920
Michael Klein	20,381,411	5,938,053	21,004,920
Steven Rappaport	25,038,409	1,281,055	21,044,920
Somu Subramaniam	25,163,273	1,156,191	21,004,920
Dr. Elliot Sussman	25,100,773	1,218,691	21,004,920
2)	The votes cast by stockholders with respect to the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 were as follows:
46,943,036 shares For the proposal, 292,909 shares Against the proposal and there were 88,439 Abstentions. There were no broker non-votes with respect to this proposal.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC. (Registrant)
By:	Kevin C. Burns
Kevin C. Burns
Executive Vice President of Finance and Chief Financial Officer

Date: July 21, 2011